Convertible Note Financing

Binding Term Sheet

March 1, 2012

This binding term sheet (this “Term Sheet”), dated as of the date first written above, is made with respect to the transactions contemplated by the (i) Subordinated Convertible Promissory Note (the “Note”) in the original principal amount of $7,000,000, issued by Mandalay Digital Group, Inc. (formerly known as NeuMedia, Inc.), a Delaware corporation (“Issuer”), to Adage Capital Partners, L.P. (“Investor”) on December 29, 2011, (ii) the Warrant, dated December 29, 2011 (the “Warrant”), issued by Issuer to Investor, and (iii) the side letter, dated December 29, 2011 (the “Side Letter”), between Issuer and Investor. The parties hereby agree that the Note, the Warrant and the Side Letter are hereby amended, and otherwise agree, as follows:

Conversion of Principal:	On the date hereof, the entire outstanding principal amount of the Note, and all accrued and unpaid interest thereon, shall be converted into shares of common stock, par value $0.0001 per share (“Common Stock”), of Issuer at a conversion price of $0.70 per share (as adjusted for customary dilution and anti-dilution events, the “Conversion Price”), whereupon the Note shall terminate.

Warrant Amendments:	Notwithstanding anything contained in the Warrant to the contrary, the Warrant is hereby amended to include or modify, as applicable, the following provisions: The Warrant shall become effective as of the date of this Term Sheet. All references to the “Conversion Price” of the Warrant are hereby amended to refer to the Conversion Price, as defined in this Term Sheet. All references to the “Note” in the Warrant are hereby amended to refer to the Note as converted hereby. The definition of “Qualified Equity Financing” and all references to such term are hereby deleted. Section 4 of the Warrant is hereby deleted in its entirety.

Registration Rights:	Issuer shall be required to file a registration statement on the terms specified in the Side Letter within one hundred twenty (120) calendar days after the date of this Term Sheet.

Rights of Participation:	Subject to the carveouts set forth in the Side Letter, Investor shall have a right of participation for future financings undertaken by Issuer for a period of two (2) years following the date hereof on a pro rata basis in accordance with Investor’s ownership interests in Issuer, on a fully diluted basis assuming exercise of the Warrant.

Voting Agreement:	For a period beginning on the date hereof and ending on the first anniversary of the date hereof, Investor hereby irrevocably agrees to vote all shares of voting stock (including Common Stock) held by Investor in favor of any amendment to Issuer’s Certificate of Incorporation providing for one or more of the following: (x) up to a 10-for-l reverse stock split affecting all shares of Common Stock, and/or (y) an increase in the number of authorized shares of any class or series of capital stock of Issuer.

Except as amended hereby, the terms of the Warrant and the Side Letter remain in full force and effect. This Term Sheet shall be binding on the parties hereto and their respective successors and assigns. Although the parties anticipate entering into long-form documents with respect to the terms of this Term Sheet and containing such other provisions as are customary for transactions of the type contemplated, until they are able to do so, and in any case in the event they are unable to do so, the terms of this Term Sheet shall be binding and shall govern the parties’ respective rights and obligations. This Term Sheet will be governed by and construed in accordance with the laws of the State of California. Any disputes arising out of or relating to this Term Sheet shall be heard exclusively in state or federal courts located in California, each party waiving any and all objections to such venue. This Term Sheet, together with the provisions of the Warrant and Side Letter not amended or superseded hereby, sets forth the entire understanding of the parties with respect to the subject matter hereof. This Term Sheet shall not be amended, or any provision hereof waived, except in a writing signed by each party hereto. This Term Sheet may be executed in any number of original, facsimile or other electronic counterparts.

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IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet as of the date first above written.

Issuer:		Investor:

MANDALAY DIGITAL GROUP, INC.		ADAGE CAPITAL PARTNERS, L.P.

By:	/s/ David Mandell	Signature:	[Illegible]
Name:	David Mandell	Name:	[Illegible]
Title:	Corporate Secretary	Title:	[Illegible]

Binding Term Sheet

Convertible Note Financing